Exhibit 99.1

Exela Technologies Completes $40 Million Divestment of SourceHOV Tax as Part of Strategic Plan to Sell Non-Core Business Assets

IRVING, Texas, March 17, 2020 -- Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), a location-agnostic global business process automation (BPA) leader across numerous industries, today announced that it has completed the divestment of its tax consulting group, SourceHOV Tax, for a purchase price of $40 million to Private Equity firm Gainline Capital Partners. Raymond James & Associates, Inc. served as the exclusive financial advisor to Exela.

This is the first strategic divestment of non-core business units for Exela as part of its previously announced initiative, and follows a $160 million accounts receivable securitization facility that closed in January. While SourceHOV Tax’s trusted services continue to play important roles in meeting the needs of CPA firms, corporations and other organizations, they are no longer core to Exela’s global long-term strategy. This divestment enables the Company to further focus on its key business areas by streamlining its portfolio holdings, while at the same time increasing its financial flexibility.

“We are excited to have successfully completed this divestment, which instantly increases our liquidity and diversifies our funding capabilities as key part of our strategic plan shared in Q3 2019,” said Ronald Cogburn, Chief Executive Officer of Exela. “This milestone not only improves our balance sheet in the near term, but also further enables the company to focus on its core business where we are best positioned for sustained long-term growth. With this transaction, we are becoming even better positioned to serve our customers by optimizing Exela’s business portfolio and focus.”

For more than three decades SourceHOV Tax has helped CPA firms and their clients maximize specialized federal and state tax incentives. The company collaborates with accounting firms throughout the country to bring R&D tax credits, cost segregation, §179D, LIFO, §199, Fixed Asset Review, and §45L solutions to their clients. With a team of 70 professionals and offices throughout the country, SourceHOV Tax serves many of the nation’s most prominent accounting firms, associations, and middle-market companies.

SourceHOV Tax generated $20.7 million of revenue for the year ended December 31, 2019.

About Exela Technologies

Exela is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of expertise operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. With foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry department solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and public sectors. Through cloud-enabled platforms, built on a configurable stack of automation modules, and over 22,000 employees operating in 23 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the Business Combination, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading “Risk Factors” in Exela’s most recently filed Annual Report on Form-10-K filed with the Securities and Exchange Commission. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

Find out more at www.exelatech.com.

Follow Exela on LinkedIn: https://www.linkedin.com/company/exela-technologies/

Follow Exela on Twitter: https://twitter.com/exelatech

Media Contact: Kevin McLaughlin
E: kevin.mclaughlin@icrinc.com
T: 646-277-1234

Investor Contact: William Maina
E: IR@exelatech.com
T: 646-277-1236